UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On November 7, 2016, Artesian Water Company, Inc. (the "Company"), the principal subsidiary of Artesian Resources Corporation, entered into an interest rate lock agreement with CoBank, ACB.  The Company is seeking to refinance two existing First Mortgage Bonds, Series O and Series Q, at a lower interest rate.  The interest rate lock agreement allows for a maturity period of 20 years and a 4.24% interest rate for both series of existing bonds.  The interest rate lock agreement is effective through January 20, 2017.  Closing on the debt refinancing is subject to approval by the Delaware Public Service Commission (the "DEPSC").  The Company intends to submit an application to the DEPSC requesting approval of the refinancing and deferred accounting treatment related to the associated costs.

Forward Looking Statement

The statements in this Current Report on Form 8-K regarding the nature of the Company's First Mortgage Bond refinancing are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could impact our ability to refinance our debt as it comes due, our ability to adjust our debt level, interest rate, maturity schedule and structure, or cause our refinancing terms to differ materially from those projected, including without limitation, certain factors disclosed under Item 1A, "Risk factors" in our Annual Report on Form 10-K for the year ended December 31, 2015. The forward-looking statements are based on our beliefs as of the date on which the statements were made and we undertake no obligation to update the forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: November 10, 2016	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer